Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus
Chief Financial Officer
(203) 552-6668

Jane F. Casey
Vice President
(203) 552-6619

BLYTH, INC. ANNOUNCES SALE OF STERNO BUSINESS
Sale of Brand Leader in Portable Heating Fuel Completes Strategic Divestitures of Wholesale Businesses

 GREENWICH, CT, USA, October 29, 2012: Blyth, Inc. (NYSE:BTH), a direct-to-consumer company and leading designer and marketer of candles, accessories for the home, and health and wellness products, today announced the sale of its Sterno business, the leading brand manufacturer and distributor of canned fuel and tabletop lighting products and accessories for the foodservice and retail sectors under the Sterno®, Handy Fuel®, QuickFlame and Sterno Decorative Lighting Collection brands to  Candle Lamp Company, LLC, a portfolio company of Westar Capital LLC.  Candle Lamp, based in Riverside, CA, provides food heating and table lighting solutions to the foodservice industry for over 30 years.

The divestiture of Sterno completes Blyth’s strategic transformation from a multi-channel marketing company to a direct-to-consumer marketing company focused on the direct selling and direct marketing channels of distribution.  Chairman & CEO Robert B. Goergen said, “Sterno has been well known for more than 100 years as the industry standard for safe, reliable canned fuel.  Since its acquisition by Blyth in 1997, Sterno has enjoyed brand recognition in the U.S. foodservice industry in excess of 90%.  However, Blyth’s decision to focus on becoming a direct-to-consumer marketer rendered it a non-core asset.  The sale of Sterno to Candle Lamp provides a unique opportunity to leverage the brand and achieve growth through core products, as well as new products and applications.  We are pleased to have found a strategic fit for the Sterno business that offers its customers and employees the promise of a vibrant future.”

J.H. Chapman Group L.L.C. acted as financial advisor to Blyth in this transaction.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct to consumer business focused on both the direct selling and direct marketing channels.  It designs and markets home fragrance products and decorative accessories, as well as weight management products, nutritional supplements and energy drink mixes.  These products are sold through Direct Selling under both the home party plan and network marketing methods. The Company also designs and markets household convenience items and personalized gifts through the catalog/Internet channel.  The Company manufactures most of its candles and sources nearly all of its other products.  Its products are sold direct to the consumer in North America under the PartyLite®, Two Sisters Gourmet® by PartyLite and ViSalus Sciences® brands, to consumers in the catalog/Internet channel under the As We Change®, Miles Kimball®, Exposures®, Walter Drake® and Easy Comforts® brands.  In Europe, Blyth's products are also sold under the PartyLite brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events) and other factors described in this press release and in the Company's most recently filed Annual Report on Form 10-K.